EXHIBIT 99

FOR IMMEDIATE RELEASE

eUniverse Delisted from Nasdaq

Los Angeles, CA – September 2, 2003 –eUniverse, Inc. (OTC: EUNI – News) announced today that it has received notice from a Nasdaq Listing Qualifications Panel (the “Panel”) that the Company’s common stock will be delisted from the Nasdaq SmallCap Market effective with the open of business today, September 2, 2003. This decision arises out of eUniverse’s previously announced noncompliance with the current filing requirement for continued listing, particularly with respect to the Company’s quarterly report on Form 10-Q for the period ending June 30, 2003.

“We are disappointed with the Panel’s decision,” said Brad Greenspan, the Company’s Chairman and CEO. “Since the Company’s discovery of the need to restate its financial results, the Company has worked diligently to identify and correct deficiencies in its financial reporting process, has proactively implemented broad and far reaching changes, and has cooperated with the SEC and Nasdaq to the best of its ability. The Panel’s decision comes on the heels of the Company’s filing of its 10-K for fiscal year 2003 which we had hoped would demonstrate the Company’s commitment to regaining compliance with the current filing requirement and would alleviate Nasdaq’s concerns about publicly available information.”

The Company is evaluating its options with respect to appeal of the Panel’s decision to the Nasdaq Listing Council, but any such appeal would not stay the delisting and eUniverse cannot predict whether or not the Listing Council would be inclined to modify or reverse the Panel’s decision.

Following delisting, eUniverse’s common stock will not be eligible to trade on the OTC Bulletin Board until the company becomes current in all of its periodic reporting requirements under the Exchange Act of 1934, and a market maker thereafter makes an application to register in and quote the company’s common stock in accordance with applicable SEC requirements. The Company’s stock is, however, eligible for quotation on the Pink Sheets.

eUniverse continues to make every effort to file its report on Form 10-Q for the first quarter of its 2004 fiscal year, and its Forms 10-Q/A for the first three quarters of fiscal year 2003, as soon as possible. The company plans to finalize and file its Form 10-Q for the first quarter of fiscal 2004 before the end of September. There can be no assurance, however, that the filing of those reports will result in the relisting of the Company’s stock on the Nasdaq Small Cap Market or trading of the Company’s stock on the OTC Bulletin Board.

“Despite today’s setback, management believes the company is well positioned to capitalize on the growth of the Internet,” said Brad Greenspan. “We continue to own a number of valuable Internet assets including leading properties in both the online entertainment and gaming space. We are excited to focus over the coming months on building the business.”

About eUniverse

eUniverse, Inc. and its subsidiaries own and operate a compelling collection of predominantly online businesses engaged in interactive entertainment, electronic commerce and publishing, and direct to consumer marketing. The Company’s many popular destination Web sites attract millions of visitors who view, share and interact with eUniverse content, and who purchase an array of products and services from eUniverse and its advertisers. The Company’s holdings include the following: Flowgo (www.flowgo.com), one of the largest entertainment Web sites according to Nielsen/NetRatings; comedy site MadBlast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); online computer gaming sites Case’s Ladder (www.CasesLadder.com) and Skill Jam (www.SkillJam.com), the premier properties, respectively, in the league, ladder and tournament and pay-to-play skill-based game spaces; and one of the largest e-mail newsletter portfolios, delivering content daily to many millions of subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” or “anticipates” or the negative thereof. Such statements are subject to certain risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on August 22, 2003, which include risks or uncertainties associated with, among other things: actual demand by customers for eUniverse’s products and services and advertising and marketing inventory; changes in governmental or Internet Service Provider regulations and policies affecting commercial electronic communications; general economic conditions; risks related to the integration of acquisitions; the ability to locate and retain qualified personnel; the risk that the Company may encounter difficulties in connection with, or not experience benefits from, internal expansion; the availability of an exchange, quotation system or other mechanism through which the Company’s securities may be effectively publicly traded; the risk that the Company’s reorganization efforts may not result in anticipated savings; the outcome of an informal inquiry by the Securities and Exchange Commission in connection with the Company’s restatements; the outcome of litigation that has been filed in connection with the restatements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against the Company or our officers and directors as a result of the restatements; and the level of professional fees and expenses incurred by the Company in connection with its restatements and regulatory and litigation proceedings. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.